Exhibit 6 (g)
AMENDMENT TO GENERAL DISTRIBUTION AGREEMENT
Effective October 1, 1996, Paragraph 8 of the General Distribution Agreement between each of the funds or portfolios indicated on the attached Schedule A shall be amended to read in full as follows:
 8. Portfolio Securities - Portfolio securities of the issuer may be bought or sold by or through the Distributor, and the Distributor may participate directly or indirectly in brokerage commissions or "spreads" for transactions in portfolio securities of the Issuer.
Signed on behalf of each of the funds or portfolios identified on Schedule
A.
   On Behalf of Each of the Funds or Portfolios:
Attest:_/s/Arthur S. Loring___ By:___/s/J. Gary Burkhead_______
 Arthur S. Loring          J. Gary Burkhead
 Secretary
                                                               FIDELITY
DISTRIBUTORS CORPORATION:
Attest:__/s/Arthur S. Loring_______ By:__/s/Neal Litvak_________________
 Arthur S. Loring          Neal Litvack

AMENDMENT TO GENERAL DISTRIBUTION AGREEMENT
Schedule A
Daily Money Fund:
 Fidelity U.S. Treasury Income Portfolio

Daily Tax-Exempt Money Fund

Fidelity Advisor Series VIII:
 Fidelity Advisor Strategic Income Fund